EXHIBIT 23.2
                TOWN & COUNTRY CORPORATION AND SUBSIDIARIES

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports and to all references to our Firm included in or made part of this Registration Statement.
                                                  /s/ Arthur Andersen LLP
                                                  Arthur Andersen LLP

Boston, Massachusetts
March 10, 1995